Exhibit 99.1

FireEye Reports Record Billings and Revenue for Third Quarter 2014

Third quarter billings of $165 million increased 133 percent year-over-year and exceeded guidance as awareness of advanced targeted attacks increased

MILPITAS, CA – November 4, 2014 – FireEye, Inc. (NASDAQ: FEYE), the leader at stopping today’s advanced cyber attacks, today announced financial results for the third quarter ended September 30, 2014.

“Our third quarter billings reflected strong demand for FireEye’s advanced security solutions in an environment of escalating targeted attacks,” said David DeWalt, chairman and chief executive officer of FireEye. “Billings from new and existing customers were both at record levels as FireEye expanded its installed base and successfully cross-sold multi-vector solutions.”

“In this past quarter, we took a major step forward in our mission to reimagine security with the announcement of our Adaptive Defense™ security model and FireEye-as-a-Service™ offering,” added DeWalt. “This Adaptive Defense approach combines FireEye’s technology, threat intelligence and security expertise in a comprehensive solution designed to reduce the time to detect and respond to cyber attacks. FireEye-as-a-Service operationalizes Adaptive Defense by allowing organizations to scale cyber security strategies based on their unique needs, making our advanced threat protection and the security expertise and broad threat visibility provided by FireEye security operations centers, accessible to customers of all sizes. This “on-demand” delivery model is creating new distribution channels for our solutions, as evidenced by recently announced strategic partnerships with SingTel and Verizon to deliver FireEye advanced threat protection to their managed service customers.”

Third Quarter 2014 Financial Results

•	Billings[1]: Third quarter billings were $165.1 million, up 45 percent from the second quarter of 2014 and exceeding the previously issued guidance range of $150 to $155 million. Total billings included $44.1 million in product billings, $71.9 million in product subscription billings, $30.7 million in support and maintenance billings, and $18.3 million in professional services billings.

•	Revenue: Third quarter revenue was $114.2 million, an increase of 168 percent from the third quarter of 2013 and within the previously issued guidance range of $114 to $117 million. Total revenue included $48.4 million of product revenue, $32.8 million of product subscription revenue, $14.2 million of support and maintenance revenue, and $18.9 million of professional services revenue.

•	Deferred revenue: Deferred revenue totaled $282.9 million at the end of the third quarter, an increase of $152.2 million from the end of the third quarter of 2013. Current deferred revenue was $160.8 million, an increase of $89.3 million from the end of the third quarter of 2013. Non-current deferred revenue was $122.2 million, an increase of $62.9 million from the end of the third quarter of 2013.

•	GAAP net loss: Third quarter GAAP net loss was $120.0 million, or $0.83 per share, based on 144.9 million weighted average shares outstanding. This compares with a GAAP net loss of $50.9 million, or $1.61 per basic and diluted share, based on 31.6 million weighted average shares outstanding, in the third quarter of 2013.

•	Non-GAAP net loss[1]: Third quarter non-GAAP net loss was $73.9 million, or $0.51 per basic and diluted share, compared with the previously issued guidance range of $0.52 to $0.56 loss per share. Non-GAAP net loss in the third quarters of 2013 and 2014 excluded stock-based compensation expenses, amortization of intangible assets, acquisition related costs and discrete tax benefits. Additionally, non-GAAP net loss for the third quarter of 2013 excluded changes in the fair value of preferred stock warrant liabilities and non-GAAP net loss for the third quarter of 2014 excluded a charge of $2.8 million related to workforce reductions and consolidation of facilities.

[1]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights

Since its initial public offering in the third quarter of 2013, FireEye has executed on a strategy to expand its advanced security platform and increase the installed base of customers. In the past year, the company

•	Released more than 20 new and enhanced products and services, including new appliances, support for Apple operating environments, a mobile threat prevention solution, a data center threat prevention solution, cloud-based email threat protection, the Threat Analytics Platform™ (TAP™), an Intrusion Prevention System (IPS), and the FireEye-as-a-Service offering.

•	More than doubled its customer base, from 1,349 customers at the end of the third quarter of 2013 to 2,761 customers at the end of the third quarter of 2014.

•	Expanded its presence to more than 65 countries.

•	Expanded its channel partner programs to more than 900 distributors and resellers worldwide.

•	Built 24/7, round-the-clock, round-the-world customer support and security operations centers.

•	Increased the number of employees from 1,164 at the end of the third quarter of 2013 to 2,402 at the end of the third quarter of 2014.

Business highlights announced since the release of second quarter 2014 financial results on August 5, 2014 included:

•	An agreement between Verizon and FireEye to join forces to secure organizations from advanced attacks and emerging mobile threats. As part of the agreement, Verizon clients will have access to the FireEye® Mobile Threat Prevention™ (MTP™) offering to protect against mobile threats and correlate attack data from the mobile vector.

•	A strategic partnership with SingTel to launch the first managed defense solution powered by FireEye in the Asia-Pacific region (APAC). The partnership includes significant investments related to new Advanced Security Operation Centres (ASOCs) in Singapore and Australia; training up to 150 professionals to operate the ASOCs; and bi-annual APAC-focused threat advisory reports by SingTel and FireEye.

•	Introduction of new and enhanced products and services, including:

•	FireEye-as-a-Service, the industry’s first global security-as-a-service solution, an on-demand security management offering that allows organizations to apply FireEye’s technology, intelligence and expertise to find and stop cyber attacks.

•	FireEye Advanced Threat Intelligence™ (ATI), providing access to advanced threat intelligence and analytical tools to identify attacks and provide context about the tactics and motives of specific threat actors.

•	Support for Apple OS X and iOS operating environments in the FireEye Network Security Threat Prevention Platform (NX series), FireEye Forensic Analytics (AX series), FireEye Mobile Threat Prevention (MTP) and the FireEye Investigation Analysis System (IAS) platforms.

•	FireEye Investigation Analysis System (IA Series), a forensics analytics platform that enhances and expedites incident investigation by pairing in-depth analytics and visualization capabilities with the industry’s fastest lossless, intelligent packet capture and retrieval.

•	FireEye App for Splunk Enterprise, which allows organizations to visualize internal and external threats and unearth threat patterns in FireEye data by leveraging Splunk Enterprise’s ability to correlate multiple data sources from across their IT infrastructure.

•	FireEye Threat Analytics Platform (TAP) for Amazon Web Services (AWS) customers. A cloud-based security analytics solution, TAP applies FireEye Dynamic Threat Intelligence™ (DTI™) to event data produced by security devices, networks, systems, and applications for attack detection, security monitoring, and incident investigation support.

•	A free service to help victims recover files encrypted by CryptoLocker ransomware, offered with Fox-IT and resulting in close to three thousand successful recoveries of ransomed data.

Leadership in Advanced Threat Intelligence

Threat intelligence is at the heart of the FireEye mission to reduce the impact of cyber threats by reducing the time to detect and respond to cyber attacks. By combining the accumulated threat intelligence from millions of virtual machines and endpoint threat sensors, combined with hundreds of incident response engagements, FireEye threat prevention solutions are able to detect and block advanced attacks and provide contextual threat intelligence to enable a rapid response.

In addition to regular blog posts on new attack campaigns and trends in cybersecurity, recent threat discoveries and analyses by the FireEye Labs community of threat researchers and security experts included:

•	Discovery of two new zero-days exploiting the Windows Kernel. Security researchers in FireEye Labs have identified 16 total zero-day attacks in the last two years uncovering 11 in 2013 and five in 2014.

•	A report exposing long-standing operations by cyber espionage group APT28 targeting government, military, and security groups of interest to Russia.

•	A technical report, “A Daily Grind: Filtering Java Vulnerabilities,” outlining the three most commonly exploited Java vulnerabilities used in targeted attacks and mapping out the step-by-step infection flow of exploit kits that leverage them.

•	A warning regarding a new strategic web compromise campaign targeting non-profit organizations and non-governmental organizations (NGOs) with links to the Sunshop Digital Quartermaster, a collective of malware authors that supports multiple China-based advanced persistent threat (APT) groups.

•	A report, “Operation Quantum Entanglement,” detailing two attack campaigns by different groups in separate regions of China, apparently operating in parallel.

•	A joint study with KPMG of the Swedish threat landscape showing 93 percent of the organizations were infected with malware and 79 percent experiencing attempts to exfiltrate data from the organizations.

Forward Outlook

FireEye provides guidance based on current market conditions and expectations.

For the fourth quarter of 2014, FireEye expects total revenue in the range of $135 to $147 million. Additionally, for the fourth quarter, on a non-GAAP basis, the company expects:

•	Total billings in the range of $195 to $210 million.

•	Gross margin in the range of 70 to 73 percent of total revenue.

•	Research and development expenses in the range of 34 to 37 percent of total revenue.

•	Sales and marketing expenses in the range of 70 to 73 percent of total revenue.

•	General and administrative expenses in the range of 16 to 19 percent of total revenue.

•	Loss per share of $0.46 to $0.50, based on estimated weighted average shares outstanding of approximately 144 million.

For 2014, the company currently expects total revenue in the range of $418 to $430 million, compared with the prior guidance range of $423 to $430 million. Additionally, on a non-GAAP basis, for 2014 the company expects:

•	Total billings in the range of $573 to $588 million.

•	Gross margin in the range of 69 to 72 percent of total revenue.

•	Research and development expenses in the range of 41 to 44 percent of total revenue.

•	Sales and marketing expenses in the range of 76 to 79 percent of total revenue.

•	General and administrative expenses in the range of 18 to 21 percent of total revenue.

•	Loss per share of $2.05 to $2.15, based on estimated weighted average shares outstanding of approximately 142 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, acquisition expenses, restructuring charges, discrete tax benefits, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Conference Call Information

FireEye will host a conference call today, November 4, 2014, at 5:00 PM Eastern Time (2:00 PM Pacific Time) to discuss its third quarter financial results and outlook for the fourth quarter of 2014. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company’s website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Analyst Update Scheduled for November 12

FireEye will host an analyst update in New York City on November 12, 2014 at 2:00 PM Eastern Time (11:00 AM Pacific Time) at the Sofitel Hotel, 45 West 44th Street, New York, NY. The event will be webcast live and may be accessed from the Investor Relations section of the company’s website at http://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the event.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to future billings, revenue, non-GAAP gross margins, non-GAAP research and development expenses as a percent of total revenue, non-GAAP sales and marketing expenses as a percent of total revenue, non-GAAP general and administrative expenses as a percent of total revenue, weighted average shares outstanding, and non-GAAP loss per share in the section entitled “Forward Outlook” above, as well as statements related to the features, benefits and availability of FireEye products and services and expectations, beliefs and future strategies, plans, objectives and investments with respect to FireEye’s partnerships with SingTel and Verizon.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; FireEye’s limited operating history, particularly as a newly public company; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to attract new and retain existing customers and expand and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; real or perceived defects, errors or vulnerabilities in FireEye’s products and services; rapidly evolving technological developments in a market that is characterized by rapid changes in technology, customer requirements, industry standards, and frequent new product introductions and improvements; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on August 13, 2014, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, feature, or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures

FireEye has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross margin, operating margin, net loss and net loss per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expenses, amortization of intangible assets, and, as applicable, other special items, divided by total revenue. FireEye defines non-GAAP operating margin as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, restructuring charges and other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, change in fair value of preferred stock warrant liability, acquisition-related expenses, restructuring charges and discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes as anti-dilutive stock options, restricted stock units and performance stock units.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, restructuring charges, change in fair value of preferred stock warrant liability and other non-recurring and discrete items so that management and investors can compare the company’s “core business operating results,” over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Second, stock-based compensation is an important part of FireEye employees’ overall compensation. Third, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, restructuring charges, changes in fair value of preferred stock warrant liability and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 2,700 customers across 67 countries, including over 157 of the Fortune 500.

© 2014 FireEye, Inc. All rights reserved. FireEye, Adaptive Defense, FireEye-as-a-Service, Threat Analytics Platform, TAP, Mobile Threat Prevention, MTP, Advanced Threat Intelligence, Dynamic Threat Intelligence and DTI are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:

Vitor De Souza

FireEye, Inc.

415-699-9838

vitor.desouza@fireeye.com

Investor contact:

Kate Patterson

FireEye, Inc.

408-321-4957

kate.patterson@fireeye.com

Source: FireEye

FireEye, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$98,843	$173,918
Short-term investments	299,022	—
Accounts receivable, net	155,798	95,772
Inventories	5,765	5,663
Deferred tax assets, current portion	26,775	14,584
Prepaid expenses and other current assets	31,508	25,230

Total current assets	617,711	315,167
Property and equipment, net	84,095	64,765
Goodwill	750,275	706,327
Intangible assets	273,314	281,377
Deposits and other long-term assets	10,366	8,677

Total assets	$1,735,761	$1,376,313

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,198	$34,128
Accrued and other current liabilities	20,574	17,677
Accrued compensation	66,308	41,625
Deferred revenue, current portion	160,768	110,535

Total current liabilities	277,848	203,965
Deferred revenue, non-current portion	122,153	76,979
Deferred tax liabilities, non-current portion	36,068	45,147
Other long-term liabilities	6,553	2,120

Total liabilities	442,622	328,211
Stockholders’ equity:
Common stock	15	14
Additional paid-in capital	1,855,016	1,271,590
Accumulated other comprehensive loss	(326)	—
Accumulated deficit	(561,566)	(223,502)

Total stockholders’ equity	1,293,139	1,048,102

Total liabilities and stockholders’ equity	$1,735,761	$1,376,313

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Product	$48,375	$23,729	$110,310	$55,957
Subscription and services	65,836	18,923	172,370	48,333

Total revenue	114,211	42,652	282,680	104,290
Cost of revenue: (1)(2)(3)
Product	15,440	7,358	39,515	18,124
Subscription and services	29,488	6,079	82,286	12,481

Total cost of revenue	44,928	13,437	121,801	30,605
Total gross profit	69,283	29,215	160,879	73,685
Operating expenses:(1)(2)
Research and development	54,707	20,492	150,085	44,570
Sales and marketing	111,625	44,414	283,070	110,577
General and administrative (3)	30,119	11,704	89,150	29,385
Restructuring charges (4)	2,769	—	2,769	—

Total operating expenses	199,220	76,610	525,074	184,532
Operating loss	(129,937)	(47,395)	(364,195)	(110,847)
Other expense, net (5)	(414)	(4,448)	(579)	(7,595)

Loss before income taxes	(130,351)	(51,843)	(364,774)	(118,442)
Provision for (benefit from) income taxes (6)	(10,320)	(917)	(26,710)	(320)

Net loss attributable to common stockholders	$(120,031)	$(50,926)	$(338,064)	$(118,122)

Net loss per share attributable to common stockholders, basic and diluted	$(0.83)	$(1.61)	$(2.41)	$(5.41)

Weighted average shares used in per share calculations, basic and diluted	144,923	31,590	140,285	21,838

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(338,064)	$(118,122)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	67,631	12,344
Stock-based compensation expense	106,607	16,344
Deferred income taxes	(30,142)	—
Other	1,702	5,363
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	(60,041)	(20,727)
Inventories	162	(5,174)
Prepaid expenses and other assets	(2,138)	(5,676)
Accounts payable	(8,359)	6,115
Accrued liabilities	6,684	3,711
Accrued compensation	25,415	6,481
Deferred revenue	95,107	54,370
Other long-term liabilities	4,434	547

Net cash used in operating activities	(131,002)	(44,424)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(55,058)	(3,872)
Purchase of property and equipment and demonstration units	(55,466)	(35,956)
Purchase of short-term investments	(352,401)	—
Maturities of short-term investments	50,780	—
Lease deposits	(565)	(1,636)

Net cash used in investing activities	(412,710)	(41,464)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from follow-on public offering	—	322,863
Net proceeds from follow-on public offering	444,338	—
Borrowing from line of credit	—	10,000
Repayment of term loan	—	(2,147)
Net proceeds from issuance of convertible preferred stock	—	9,988
Proceeds from exercise of equity awards	24,299	5,400
Repayment of notes receivable from stockholders	—	7,294

Net cash provided by financing activities	468,637	353,398

Net change in cash and cash equivalents	(75,075)	267,510
Cash and cash equivalents, beginning of year	173,918	60,200

Cash and cash equivalents, end of year	$98,843	$327,710

FireEye, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP operating loss	$ (129,937)	$(47,395)	$(364,195)	$(110,847)
Stock-based compensation expense (1)	43,160	8,814	106,607	16,344
Amortization of intangible assets (2)	11,478	359	33,463	883
Acquisition related expenses (3)	—	—	1,559	—
Restructuring Charges (4)	2,769	—	2,769	—

Non-GAAP operating loss	$(72,530)	$(38,222)	$(219,797)	$(93,620)
GAAP net loss	$ (120,031)	$(50,926)	$(338,064)	$(118,122)
Stock-based compensation expense (1)	43,160	8,814	106,607	16,344
Amortization of intangible assets (2)	11,478	359	33,463	883
Acquisition related expenses (3)	—	—	1,559	—
Restructuring Charges (4)	2,769	—	2,769	—
Change in fair value of preferred stock warrant liability (5)	—	3,560	—	6,538
Non-recurring benefit from income taxes (6)	(11,247)	—	(30,099)	—

Non-GAAP net loss	$(73,871)	$(38,193)	$(223,765)	$(94,357)
GAAP net loss per common share, basic and diluted	$ (0.83)	$(1.61)	$(2.41)	$(5.41)
Stock-based compensation expense (1)	0.30	0.28	0.76	0.75
Amortization of intangible assets (2)	0.08	0.01	0.24	0.04
Acquisition related expenses (3)	—		0.01	—
Restructuring Charges (4)	0.02	—	0.02	—
Change in fair value of preferred stock warrant liability (5)	—	0.11	—	0.30
Non-recurring benefit from income taxes (6)	(0.08)	—	(0.21)	—

Non-GAAP net loss per common share, basic and diluted	$(0.51)	$(1.21)	$(1.60)	$(4.32)

Weighted average shares used in per share calculations for GAAP and Non-GAAP, basic and diluted	144,923	31,590	140,285	21,838

(1) includes stock-based compensation expense as follows:
Cost of product revenue	$243	$143	$624	$279
Cost of subscription and services revenue	3,430	762	10,455	1,330
Research and development	7,647	2,350	20,053	4,425
Sales and marketing	22,543	3,784	47,154	5,878
General and administrative	9,297	1,775	28,321	4,432

Total stock-based compensation expense	$43,160	$8,814	$106,607	$16,344
(2) includes amortization of intangible assets as follows:
Cost of product revenue	$2,852	$262	$7,955	$786
Cost of subscription and services revenue	5,400	44	16,184	44
Sales and marketing	3,226	53	9,324	53

Total amortization of intangible assets	$11,478	$359	$33,463	$883
(3) includes acquisition related expenses as follows:
General and administrative	$—	$—	$1,559	$—
(4) includes restructuring charges as follows:
Restructuring charges	$2,769	$—	$2,769	$—
(5) includes change in fair value of preferred stock warrant liability as follows:
Other expense, net	$—	$3,560	$—	$6,538
(6) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$(11,247)	$—	$(30,099)	$—

FireEye, Inc.

RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP revenue	$114,211	$42,652	$282,680	$104,290
Add change in deferred revenue	50,914	28,167	95,407	54,346

Non-GAAP billings	$165,125	$70,819	$378,087	$158,636

FireEye, Inc.

BILLINGS BREAKOUT

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Product billings	$44,135	$27,077	$105,769	$62,241
Product subscription billings	71,925	25,415	153,446	57,563

Product billings and product subscription billings	116,060	52,492	259,215	119,804
Support and maintenance billings	30,717	16,124	64,994	35,498
Professional services billings	18,348	2,203	53,878	3,334

Non-GAAP billings	$165,125	$70,819	$378,087	$158,636

FireEye, Inc.

REVENUE BREAKOUT

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Product revenue	$48,375	$23,729	$110,310	$55,957
Product subscription revenue	32,759	11,040	83,587	28,664

Product revenue and product subscription revenue	81,134	34,769	193,897	84,621
Support and maintenance revenue	14,198	6,928	36,823	18,097
Professional services revenue	18,879	955	51,960	1,572

Total revenue	$114,211	$42,652	$282,680	$104,290